EXHIBIT (h)(5)
FUND SERVICES AGREEMENT

REVISED SCHEDULE A-3
EFFECTIVE AS OF JUNE 1, 2009

LIST OF NON 40-ACT FUND OF FUNDS

SCHWAB MULTI MANAGER - AGGRESSIVE
SCHWAB MULTI MANAGER - MOD. AGRESSIVE
SCHWAB MULTI MANAGER - MODERATE
SCHWAB MULTI MANAGER - MOD. CONSERVATIVE
SCHWAB MULTI MANAGER - CONSERVATIVE
SCHWAB MULTI MANAGER - SHORT TERM
SCHWAB MULTI MANAGER – MONEY MARKET FUND
LEARNING QUEST ADVISOR REAL ESTATE
LEARNING QUEST ADV INFLATION-PROT BOND
LEARNING QUEST ADVISOR NEW OPPS II
LEARNING QUEST ADVISOR FUNDAMENTAL EQTY
LEARNING QUEST ADVISOR LRG COMPANY VALUE
LEARNING QUEST ADVISOR SHORT TERM
LEARNING QUEST ADV 100% EQUITY PORTFOLIO
LEARNING QUEST ADVISOR VERY AGGRESSIVE
LEARNING QUEST ADVISOR MID CAP VALUE
LEARNING QUEST ADVISOR INT'L GROWTH
LEARNING QUEST ADVISOR EMERGING MARKETS
LEARNING QUEST ADVISOR AGGRESSIVE
LEARNING QUEST ADVISOR MODERATE
LEARNING QUEST ADVISOR CONSERVATIVE
LEARNING QUEST ADVISOR VERY CONSERVATIVE
LEARNING QUEST ADV DISCIPLINED GROWTH
LEARNING QUEST ADVISOR HERITAGE
LEARNING QUEST ADVISOR DIVERSIFIED BOND
LEARNING QUEST SHORT TERM
LEARNING QUEST CONSERVATIVE
LEARNING QUEST AGGRESSIVE
LEARNING QUEST MODERATE
LEARNING QUEST VERY AGGRESSIVE
LEARNING QUEST LIVESTRONG 2015
LEARNING QUEST LIVESTRON 2025
LEARNING QUEST AGGRESSIVE INDEX PORT
LEARNING QUEST MODERATE INDEX PORTFOLIO
LEARNING QUEST CONSERVATIVE INDEX PORT
LEARNING QUEST VERY CONSERVATIVE
LEARNING QUEST 500 INDEX PORTFOLIO
LEARNING QUEST TOTAL GROWTH INDEX PORTFOLIO
LEARNING QUEST BALANCED INDEX PORTFOLIO
LEARNING QUEST TOTAL BOND MRKT INDEX PORTFOLIO
LEARNING QUEST MONEY MARKET
LEARNING QUEST EQUITY PORTFOLIO
HALLMARK RETIREE VEBA

APPROVED:

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

BY:	/s/ Wayne Mc Coach
TITLE:	AVP
DATE:	6/11/09

J.P. MORGAN INVESTOR SERVICES CO.

BY:	/s/ Daniel J. Maniello
TITLE:	Executive Director
DATE:	6-11-09